Exhibit 4

NUMBER KG [PHOTO]	COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE PAR VALUE $0.01 PER SHARE		COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 483059 10 1 SHARES
	[KAISER GROUP HOLDINGS, INC. LOGO]		THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY
This Certifies that

is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Kaiser Group Holdings, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation (a copy of which Certificate is on file with the Transfer Agent), to all of which the holder by acceptance hereof consents.
This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated
COUNTERSIGNED AND REGISTERED: EQUISERVE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR		[KAISER GROUP HOLDINGS, INC. SEAL]	/s/ John T. Grigsby, Jr. PRESIDENT AND CHIEF EXECUTIVE OFFICER /s/ Marijo L. Ahlgrimm SECRETARY
BY
Authorized Signature

        The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative participations, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—as tenants in common	UNIF GIFT MIN ACT—	_______Custodian_________
TEN ENT	—as tenants by the entireties		(Cust) (Minor)
JT TEN	—as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act______________ (State)
		UNIF TRANS MIN ACT—	______Custodian_________ (Cust) (Minor) under Uniform Transfer to Minors Act_____________ (State)

Additional abbreviations may also be used though not in the above list.

        For value received, __________________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated _____________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:	THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.